Exhibit 3.22

CERTIFICATE OF AMENDMENT

TO THE

CERTIFICATE OF FORMATION

OF

CIFC CLO WAREHOUSE FUND GP LLC

A DELAWARE LIMITED LIABILITY COMPANY

April 18, 2016

In accordance with the provisions of Section 18-202 of the Delaware Limited Liability Company Act, the Certificate of Formation (the “Certificate”) of CIFC CLO Warehouse Fund GP LLC (the “LLC”) is hereby amended as follows.

FIRST: The name of the LLC is hereby changed from:

CIFC CLO Warehouse Fund GP LLC

to

CIFC CLO Opportunity Fund I GP LLC

SECOND: Except as specifically set forth above, the Certificate is unchanged hereby.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the undersigned has.executed this Certificate of Amendment as of the, date first above written.

MEMBER:

CIFC Holdings II LLC

/s/ Julian Weldon
Name:	Julian Weldon
Title:	Authorized Person

CERTIFICATE OF FORMATION

OF

CIFC CLO WAREHOUSE FUND GP LLC

This Certificate of Formation of CIFC CLO Warehouse Fund GP LLC (the “LLC”), dated as of October 22, 2014, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C §18-101, et seq.).

FIRST:  The name of the limited liability company formed hereby is “CIFC CLO Warehouse Fund GP LLC”.

SECOND:  The address of the registered office of the LLC in the State of Delaware is c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle.

THIRD:  The name and address of the registered agent for service of process on the LLC in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, Delaware 19801, County of New Castle.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

CIFC CLO Warehouse Fund GP LLC

By:	CIFC Capital PE LLC, its sole member

By:	/s/ Robert C. Milton III
Name:	Robert C. Milton III
Title:	General Counsel

[Signature Page to Certificate of Formation — CIFC CLO Warehouse Fund GP LLC]